Exhibit 10.6

ANNEX A

RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and each Transaction Document (or other document) to which this Annex A is attached:

(a)	A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)	Unless otherwise defined, all terms that are defined in the UCC shall have the meanings stated in the UCC.

(c)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)	The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)	The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

(f)	Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Transaction Document (or other document)) and include any Annexes, Exhibits and Schedules attached thereto.

(g)	References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h)	References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Transaction Document (or other document)), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j)	The words “hereof,” “herein,” “hereunder” and similar terms when used in this Annex A or any Transaction Document (or other document) shall refer to this Annex A or such Transaction Document (or other document) as a whole and not to any particular provision hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Transaction Document (or other document) unless otherwise specified.

(k)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding.”

(l)	References to a class of Notes shall be to the Original Notes, to a class of Subordinated Notes or to a class of Refinancing Notes, as applicable.

(m)	References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Transaction Document (or other document).

(n)	Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Transaction Document (or other document) on a day that is not a Business Day, unless such Transaction Document (or other document) otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the immediately succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified; provided, however, that no interest shall accrue in respect of any payments made on Fixed Rate Notes on that succeeding Business Day.

(o)	References to any Calculation Date or Relevant Calculation Date, in each case that would be prior to the first Calculation Date that follows the Closing Date, shall be deemed to refer to the Closing Date.

(p)	Any reference herein to a term that is defined by reference to its meaning in the applicable GSK Agreement shall refer to such term’s meaning in the applicable GSK Agreement as in existence on the date of the relevant Transaction Document (or other document) to which this Annex A is attached (and not to any new, substituted or amended version thereof).

“Acceleration Default” means any Event of Default of the type described in Section 4.1(f) of the Indenture.

“Acceleration Notice” means a written notice given after the occurrence and during the continuation of an Event of Default to the Issuer by the Senior Trustee (at the direction of the Controlling Party) or the Controlling Party pursuant to Section 4.2 of the Indenture declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

“Account Control Agreement” or “Control Agreement” means the Account Control Agreement, dated as of the Closing Date, by and among the Issuer, as Grantor, the Servicer and U.S. Bank National Association, as the Secured Party and as the Financial Institution.

“Accounts” means the Collection Account and any other account established and maintained pursuant to Section 3.1 of the Indenture.

“Act” has the meaning set forth in Section 1.3(a) of the Indenture.

“Additional Interest” means, with respect to the Notes, interest accrued on the amount of any interest and Premium, if any, in respect of such Notes that is not paid when due at the Note Interest Rate of such Notes for each Interest Accrual Period until any such unpaid interest or Premium is paid in full, compounded quarterly on each Payment Date, to the fullest extent permitted by Applicable Law.

“Administrative Expenses” means fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date) and payable in the following order by the Issuer: first, to the Trustee pursuant to the Indenture; second, on a pro rata basis, the following amounts (excluding indemnities) to the following parties, (a) the Service Providers, including counsel of the Issuer, for fees and expenses not otherwise included under Transaction Expenses, and (b) any other Person in respect of any other fees or expenses permitted under the Indenture and the documents delivered pursuant to or in connection with the Indenture; and third, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided, that for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses shall not constitute Administrative Expenses; provided, further, to the extent the payment in full of all Administrative Expenses that were due but not paid on any prior Payment Date is not possible, (i) any Administrative Expenses due to the Trustee shall be paid in full in the order in which they were incurred, and then (ii) any remaining previously unpaid Administrative Expenses shall be paid in the priority set forth above.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.10(a) of the Indenture.

“AHYDO Redemption Date” has the meaning set forth in Section 3.8(e) of the Indenture.

“ANORO” means (a) the combination medicine comprising UMEC with VI, with no other therapeutically active component, and explicitly excluding either component as a monotherapy, and which is proposed, as of the date hereof, to be sold under the brand name “ANORO™ ELLIPTA™”, and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems and formulations, in each case, with respect to only such combination medicine set forth in clause (a) comprising UMEC with VI, with no other therapeutically active component (and explicitly excluding either component as a monotherapy).

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Applicants” has the meaning set forth in Section 6.13 of the Indenture.

“Authorized Agent” means, with respect to the Notes, any authorized Calculation Agent, Paying Agent, Transfer Agent or Registrar acting as such for the Notes.

“Authorized Parties” has the meaning set forth in Section 7(a) of the Account Control Agreement.

“Available Collections Amount” means, for any Payment Date, the sum of (a) the amount of Dollars on deposit in the Collection Account as of the Calculation Date preceding such Payment Date and (b) the amount of any investment income on amounts on deposit in the Accounts as of such Calculation Date.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Event” means the occurrence of any of the following in respect of a Person: (a) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar Applicable Law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other entity action taken by such Person to authorize any of the actions set forth in clause (a) or clause (b) above; or (d) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against such Person, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“Beneficial Holder” means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

“Beneficial Interest” means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member’s beneficial interest in such Global Note.

“Board of Managers” means the board of managers of the Issuer as constituted pursuant to the Issuer’s amended and restated limited liability company agreement.

“BREO/RELVAR” means (a) the combination medicine comprising FF and VI, with no other therapeutically active component, and explicitly excluding either component as a monotherapy, and which is proposed, as of the date hereof, to be sold under the brand name “BREO® ELLIPTA®” in the United States and “RELVAR® ELLIPTA®” in the European Union and Japan, and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems and formulations, in each case, with respect only to such combination medicine set forth in clause (a) comprising FF and VI, with no other therapeutically active component (and explicitly excluding either component as a monotherapy).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, or Los Angeles, California or the city in which the Corporate Trust Office of the Trustee is located (which as of the Closing Date will be Boston, Massachusetts) are authorized or required by Applicable Law to remain closed.

“Calculation Agent” means U.S. Bank National Association, a national banking association, as Calculation Agent under the Indenture, and any successor appointed pursuant to Section 2.3 or Section 7.2 of the Indenture.

“Calculation Date” means, for any Payment Date, the second Business Day preceding such Payment Date.

“Calculation Date Information” means, with respect to any Calculation Date, the information provided by the Servicer under Section 3.1(f)(iv) of the Servicing Agreement with respect to such Calculation Date.

“Calculation Report” has the meaning set forth in Section 3.4(b) of the Indenture.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

“Cash Purchase Price” has the meaning set forth in Section 2.2 of the Sale and Contribution Agreement.

“Cede” has the meaning set forth in Section 2.1(b) of the Indenture.

“Change of Control” means, with respect to the Equityholder (or any parent entity of the Equityholder), any merger, consolidation or amalgamation (or any transaction substantially similar to any of the foregoing) with, or, in the case of clause (a) below, a sale of all or substantially all of the assets of the Equityholder (or such parent entity) to, any other Person if the Equityholder (or such parent entity) (a) is not the continuing or surviving entity but the continuing or surviving entity shall have assumed all of the obligations of the Equityholder under the Transaction Documents to which the Equityholder is a party immediately prior to such transaction (including the Equityholder’s obligations under the Pledge and Security Agreement in accordance with Sections 6.1 and 17.1 of the Pledge and Security Agreement), or (b) is the continuing or surviving entity.

“Class B Units” means the Class B units issued by TRC LLC pursuant to the TRC LLC Agreement.

“Class C Distributions” means any and all payments, distributions or other amounts that are payable to the Issuer, as a holder of the Issuer Class C Units, pursuant to the TRC LLC Agreement.

“Class C Units” means the Class C units issued by TRC LLC pursuant to the TRC LLC Agreement.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, a French société anonyme.

“Closing” has the meaning set forth in Section 7.1 of the Sale and Contribution Agreement.

“Closing Date” means February 28, 2020.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Collaboration Agreement” means that certain Collaboration Agreement, dated as of November 14, 2002, by and between Innoviva and GSK, as amended from time to time.

“Collateral” has the meaning set forth in the Granting Clauses of the Indenture.

“Collateral Account” has the meaning set forth in Section 1(a) of the Account Control Agreement.

“Collection Account” has the meaning set forth in Section 3.1(a) of the Indenture.

“Confidential Information” means, as it relates to the Transferor and its Affiliates, the Products, all information, data and know-how (whether written or oral, or in electronic or other form) involving or relating in any way, directly or indirectly, to the Products, the GSK Agreements, the TRC LLC Agreement and the Transferred Assets, including (a) any license, sublicense, assignment, product development, royalty, sale, supply or other agreements involving or relating in any way, directly or indirectly, to the Products and the Transferred Assets or the intellectual property, compounds or products giving rise to any royalty payments that may be generated from the Products, and including all terms and conditions thereof and the identities of the parties thereto, (b) any reports, data, materials or other documents of any kind concerning or relating in any way, directly or indirectly, to the Transferor, the Products, the GSK Agreements, the TRC LLC Agreement and the Transferred Assets or the intellectual property, compounds or products giving rise to any royalty payments that may be generated from the Products, and including reports, data, materials or other documents of any kind delivered pursuant to or under any of the agreements referred to in clause (a) above, and (c) any inventions, devices, improvements, formulations, discoveries, compositions, ingredients, patents, patent applications, know-how, processes, trial results, research, developments or any other intellectual property, trade secrets or information involving or relating in any way, directly or indirectly, to the Transferred Assets or the compounds or products giving rise to the Transferred Assets; provided, however, that Confidential Information shall not include information that is (i) already in the public domain at the time information, data and know-how are disclosed other than as a result of disclosure in violation of the confidentiality undertakings in the Sale and Contribution Agreement or (ii) lawfully obtained from other sources on a non-confidential basis.

“Confidentiality Agreement” means, with respect to Noteholders or Beneficial Holders at the Closing Date with respect to the Original Notes (or, with respect to Noteholders or Beneficial Holders with respect to any Subordinated Notes or any Refinancing Notes), a confidentiality agreement for the benefit of the Issuer provided in each case to the Registrar on or prior to the Closing Date (or on or prior to the date of issuance of any such Subordinated Notes or Refinancing Notes), and otherwise means a confidentiality agreement for the benefit of the Issuer substantially in the form of Exhibit B to the Indenture or substantially in the form of any confidentiality agreement referenced in Schedule 1 to each Note Purchase Agreement; provided, that such Confidentiality Agreement shall include a certification from each prospective purchaser of the Notes or a beneficial interest therein that is a signatory thereto that it is not a Restricted Party.

“Controlling Party” means Noteholders holding more than 50% of the aggregate Outstanding Principal Balance of the Senior Class of Notes, which, for the avoidance of doubt, shall exclude the Senior Class of Notes held by (i) any Person that has not delivered to the Trustee a Confidentiality Agreement or a written certification in the form attached as Exhibit H to the Indenture in which such Person certifies it is not a Restricted Party or (ii) any Person that has delivered the written certification in clause (i) above, but is nonetheless determined by the Issuer, or the Servicer on its behalf, to be a Restricted Party; provided, that for purposes of calculating whether the definition of “Controlling Party” has been satisfied, the Notes beneficially owned by Theravance Biopharma R&D and any of its Affiliates shall be excluded from this calculation. For the avoidance of doubt, the transfer of an interest in the Notes to a Non-Permitted Holder shall be deemed null and void for all purposes under the Indenture including from this calculation.

“Corporate Trust Office” means the office of the Trustee in the city at which at any particular time the Trustee’s duties under the Transaction Documents shall be principally administered and, on the Closing Date, shall be U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services (Triple Royalty Sub II LLC).

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Definitive Notes” has the meaning set forth in Section 2.11(n) of the Indenture.

“Direction” means any direction, consent, request, demand, authorization, notice, waiver or other Act.

“Distribution Report” has the meaning set forth in Section 2.13(a) of the Indenture.

“Dollar” or the sign “$” means United States dollars.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Eligibility Requirements” has the meaning set forth in Section 2.3(c) of the Indenture.

“Eligible Account” means a trust account maintained on the books and records of an Eligible Institution in the name of the Issuer.

“Eligible Institution” means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any U.S. branch of a non-U.S. bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody’s and A by S&P or (b) a certificate of deposit rating of at least P-1 by Moody’s and A-1 by S&P.

“Eligible Investments” means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)            direct obligations of, and obligations fully Guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds); or

(b)           demand deposits, time deposits or certificates of deposit of the Trustee or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any U.S. branch of a non-U.S. bank) with capital and surplus of not less than $500,000,000 (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least P-1 by Moody’s and A-1 by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody’s and A by S&P;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Trustee from the Issuer or the Servicer as having a contractual right to set off and apply any deposits held, or other indebtedness owing, by the Issuer to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

“Equityholder” means, as of any date of determination, the holder or holders of the Capital Securities of the Issuer as of such date (which as of the Closing Date shall be Theravance Biopharma R&D).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” means any entity (whether or not incorporated) that is treated as a single employer together with the Issuer or Theravance Biopharma R&D under Section 414 of the Code.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 4.1 of the Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the regulations thereunder.

“Extension Agreement” means that certain Extension Agreement, dated as of March 3, 2014, between Theravance Biopharma and GSK.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“FF” means the inhaled corticosteroid fluticasone furoate or an ester, salt or other noncovalent derivative thereof.

“Final Legal Maturity Date” means, with respect to (a) the Original Notes, June 5, 2035, and (b) with respect to any Subordinated Notes or Refinancing Notes, the date specified in the indenture supplemental to the Indenture providing for their issuance; provided, that the Final Legal Maturity Date with respect to any Subordinated Notes where the proceeds thereof are not used to redeem or refinance all of the Outstanding Original Notes (or any Refinancing Notes in respect thereof) shall be no earlier than June 5, 2035.

“Financial Institution” has the meaning set forth in the preamble to the Account Control Agreement.

“Fixed Rate Notes” means (a) the Original Notes and (b) any Subordinated Notes or Refinancing Notes issued with a fixed rate of interest.

“Floating Rate Notes” means any Subordinated Notes or Refinancing Notes issued with a floating or variable rate of interest.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Notes” means any Rule 144A Global Note, IAI Global Note and Regulation S Global Note.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each patent office, the FDA and any other government authority in any jurisdiction.

“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set over and confirm. A Grant of any item of the Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring any suit in equity, action at law or other judicial or administrative proceeding in the name of the granting party or otherwise, and generally to do and receive anything that the granting party may be entitled to do or receive thereunder or with respect thereto.

“Grantor” has the meaning set forth in the preamble to the Account Control Agreement.

“GSK” means Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales.

“GSK Agreements” has the meaning set forth in the recitals to the Sale and Contribution Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation of such other Person or (b) entered into for purposes of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb has a corresponding meaning.

“H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 is the H.15 published prior to the close of business on the fourth Business Day prior to the applicable Redemption Date.

“HMRC” mean the non-ministerial department of the government of the United Kingdom responsible for the collection of taxes named Her Majesty’s Revenue and Customs.

“Holder” or “Noteholder” means any Person in whose name a Note is registered from time to time in the Register for such Note.

“IAI” or “Institutional Accredited Investor” means a Person that is an accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“IAI Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“IAI/QP” has the meaning set forth in Section 2.1(b) of the Indenture.

“Important Section 3(c)(7) Notice” has the meaning specified in Section 2.17(a) of the Indenture.

“Indemnitee” and “Indemnitees” each has the meaning set forth in Section 19.1 of the Pledge and Security Agreement.

“Indenture” means that certain indenture, dated as of the Closing Date, by and between the Issuer and U.S. Bank National Association, as the initial trustee, transfer agent, paying agent, registrar and calculation agent.

“Independent Consultant” has the meaning set forth in Section 4.4(g) of each Note Purchase Agreement.

“Independent Consultant’s Report” has the meaning set forth in Section 4.4(g) of each Note Purchase Agreement.

“Independent Manager” means a natural person who, (A) (1) has prior experience as an independent director, independent manager or independent member with at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is provided by CICS, LLC, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company SP Services, Inc., Stewart Management Company, TMF Group New York LLC or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Equityholder, in each case that is not an Affiliate of the Issuer and that provides professional independent managers and other corporate services in the ordinary course of its business, (B) is not, and has not been for a period of five years prior to his or her appointment as an independent manager of the Issuer: (1) a stockholder (whether direct, indirect or beneficial), counterparty under a contract for commercial services, advisor or supplier of the Equityholder or any of its Affiliates (the “Parent Group”), (2) a director, officer, employee, partner, attorney or consultant of the Parent Group, (3) a person related to any person referred to in clause (B)(1) or (B)(2) above, (4) a person controlling or under common control with any such stockholder, partner, counterparty under a contract for commercial services, supplier, employee, officer or director or (5) a trustee, conservator or receiver for any member of the Parent Group and (C) shall not at any time serve as a trustee in bankruptcy for the Issuer, the Equityholder or any Affiliate thereof, and shall insure that (v) no resignation or removal of an Independent Manager shall be effective until a successor Independent Manager is appointed and such successor shall have accepted his or her appointment as an Independent Manager by a written instrument, (w) at least two members of the Issuer’s Board of Managers shall be Independent Managers, (x) the Issuer’s Board of Managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Issuer or consent to an involuntary bankruptcy petition with respect to the Issuer unless a unanimous vote of the Issuer’s Board of Managers (which vote shall include the affirmative vote of the Independent Managers) shall approve the taking of such action in writing prior to the taking of such action, (y) the Issuer’s Board of Managers shall not vote on any matter requiring the vote of its Independent Managers under its limited liability company agreement unless and until each Independent Manager is then serving on the Issuer’s Board of Managers and (z) the provisions requiring Independent Managers and the provisions described in clauses (x) and (y) of this definition cannot be amended without the prior written consent of the Equityholder.

“Information Package” has the meaning set forth in Section 4.4(a) of each Note Purchase Agreement.

“INHAM” has the meaning set forth in Section 4.3(f) of each Note Purchase Agreement.

“INHAM Exemption” has the meaning set forth in Section 4.3(f) of each Note Purchase Agreement.

“Initial Notice” has the meaning set forth in Section 4.17(a) of the Indenture.

“Innoviva” means Innoviva, Inc. (formerly known as Theravance, Inc.), a Delaware corporation.

“Innoviva Instruction” means the irrevocable direction to Innoviva in the form set forth in Exhibit A to the Sale and Contribution Agreement.

“Interest Accrual Period” means the period beginning on (and including) the Closing Date (or, with respect to any Subordinated Notes or any Refinancing Notes, the date of issuance of such Subordinated Notes or Refinancing Notes) and ending on (but excluding) the June 5, 2020 Payment Date and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the final Payment Date (or, if earlier, with respect to any class of Notes repaid in full, the date such class of Notes is repaid in full).

“Interest Amount” means, with respect to the Outstanding Principal Balance of any class of Notes, on any Payment Date, the amount of accrued and unpaid interest at the Note Interest Rate with respect to the Outstanding Principal Balance of such class of Notes on such Payment Date (including any Additional Interest, if any), determined in accordance with the terms thereof (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar Applicable Law, whether or not permitted as a claim under such Applicable Law).

“Interest Deferral Period” has the meaning set forth in Section 3.7(a) of the Indenture.

“Interest Shortfall” has the meaning set forth in Section 3.4(a)(ix) of the Indenture.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the regulations thereunder.

“Involuntary Bankruptcy” means, without the consent or acquiescence of the Issuer, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against the Issuer, or, without the consent or acquiescence of the Issuer, the entering of an order appointing a trustee, custodian, receiver or liquidator of the Issuer or of all or any substantial part of the property of the Issuer, in each case where such petition or order shall remain unstayed or shall not have been stayed or dismissed within 90 days from entry thereof.

“IRS” means the U.S. Internal Revenue Service.

“Issuer” means Triple Royalty Sub II LLC, a Delaware limited liability company, as issuer of the Notes pursuant to the Indenture.

“Issuer Class C Units” means the 6,375 Class C Units in TRC LLC that were sold, contributed, assigned, transferred, conveyed and granted to the Issuer pursuant to the Sale and Contribution Agreement.

“Issuer Organizational Documents” means the certificate of formation of the Issuer dated as of October 24, 2018, and the amended and restated limited liability company agreement of the Issuer dated as of the Closing Date.

“Issuer Pledged Collateral” has the meaning set forth in Section 2.1 of the Pledge and Security Agreement.

“Issuer Pledged Equity” has the meaning set forth in Section 2.1(a) of the Pledge and Security Agreement.

“Item” or “Items” has the meaning set forth in Section 4 of the Account Control Agreement.

“Judgment Currency” has the meaning set forth in Section 12.9(e) of the Indenture.

“Legend” has the meaning set forth in Section 2.2(d) of the Indenture.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse.

“Loss” means any loss, assessment, award, cause of action, claim, charge, cost, expense (including expenses of investigation, enforcement and attorneys’ fees), fine, judgment, liability, obligation, penalty, or Set-off.

“MABA” means inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist, as monotherapy and in combination with other therapeutically active components, such as an inhaled corticosteroid.

“Manager” means a manager of the Issuer.

“Mandatory Tax Redemption” has the meaning set forth in Section 3.8(e) of the Indenture.

“Master Agreement” means the Master Agreement, dated as of March 3, 2014, among Innoviva, Theravance Biopharma and GSK, as amended from time to time.

“Material Adverse Change” means any event, circumstance or change that would reasonably be expected to result, individually or in the aggregate, in a material adverse effect on (i) the legality, validity or enforceability of any of the Transaction Documents, the GSK Agreements or the back-up security interest granted pursuant to the Sale and Contribution Agreement, (ii) the right or ability of the Transferor (or any of its permitted assignees under the Sale and Contribution Agreement), the Issuer, Theravance Biopharma or the Servicer to perform any of its obligations under any of the Transaction Documents to which it is a party, or to consummate the transactions contemplated under any of the Transaction Documents, (iii) the rights or remedies of the Issuer under the Transaction Documents or the TRC LLC Agreement in respect of the Class C Units, (iv) the timing, amount or duration of any payment or distribution that may be made with respect to the Notes, (v) the ability of the Trustee to realize the practical benefit of the Collateral or (vi) the right of the Trustee to realize the practical benefit of the Pledge and Security Agreement (including any failure to have a perfected Lien on any of the Issuer Pledged Collateral as required by the Indenture); provided, that any Material Adverse Change that results from any action or inaction taken by the Transferor and its permitted transferees, successors and permitted assigns (as applicable), with respect to the Strategic Alliance Agreement or any other agreement or drug program, including but not limited to the MABA program (other than the Collaboration Agreement and drug programs under the Collaboration Agreement), including a transfer, sale, mortgage, pledge, assignment or disposal of, either directly or indirectly, in whole or in part, by operation of law or otherwise, its interest in any such agreement or drug program, shall not be deemed to be a Material Adverse Change under the Transaction Documents.

“Material Adverse Effect” means any one or more of: (a) a material adverse effect on the ability of the Transferor to consummate the transactions contemplated under the Transaction Documents to which it is a party and perform its obligations thereunder or (b) a material adverse effect on the validity or enforceability of the Transaction Documents or the rights of the Transferee thereunder or under the TRC LLC Agreement in respect of the Issuer Class C Units; provided, that any Material Adverse Effect that results from any action or inaction taken by the Transferor and its permitted transferees, successors and permitted assigns (as applicable), with respect to any agreement or drug program (other than the Collaboration Agreement and drug programs under the Collaboration Agreement), including the Strategic Alliance Agreement and/or any drug programs (including the MABA program) that are covered under the Strategic Alliance Agreement, including a transfer, sale, mortgage, pledge, assignment or disposal of, either directly or indirectly, in whole or in part, by operation of law or otherwise, its interest in the MABA program, shall not be deemed to be a Material Adverse Effect under the Transaction Documents.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business or, if such corporation or its successor shall for any reason no longer perform the functions of a rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“NAIC Annual Statement” has the meaning set forth in Section 4.3(b) of each Note Purchase Agreement.

“Nomination Period” has the meaning set forth in Section 4.17(a) of the Indenture.

“Nominee” has the meaning set forth in Section 4.17(a) of the Indenture.

“Non-Permitted Holder” has the meaning set forth in Section 2.19(a) of the Indenture.

“Non-U.S. Person” means a person who is not a U.S. person within the meaning of Regulation S.

“Non-U.S. Person/QP” has the meaning set forth in Section 2.1(b) of the Indenture.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Issuer, Theravance Biopharma R&D or any of their respective Subsidiaries primarily for the benefit of employees of the Issuer, Theravance Biopharma R&D or one or more their respective Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Interest Rate” means, with respect to any class of the Notes for any Interest Accrual Period, the interest rate set forth in such class of Notes for such Interest Accrual Period.

“Note Purchase Agreement” or “Note Purchase Agreements” means those certain note purchase agreements dated the Closing Date among the Issuer, Theravance Biopharma R&D and the Note Purchasers named therein; provided, that each such Note Purchase Agreement shall include a certification from each Note Purchaser party thereto that it is not a Restricted Party.

“Note Purchase Price” has the meaning set forth in Section 3.1 of each Note Purchase Agreement.

“Note Purchasers” has the meaning set forth in Section 1.1 of each Note Purchase Agreement.

“Notes” means the Original Notes, any Subordinated Notes and any Refinancing Notes.

“Notice of Exclusive Control” has the meaning set forth in Section 7(a) of the Account Control Agreement.

“Notices” means notices, demands, certificates, requests, directions, instructions and communications.

“Observer” has the meaning set forth in Section 4.17(a) of the Indenture.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, a Responsible Officer of the Issuer and, with respect to any other Person, any officer, director, manager, partner, trustee or equivalent representative of such Person.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer or the Transferor, that meets the requirements of Section 1.2 of the Indenture.

“Optional Redemption” has the meaning set forth in Section 3.8(b) of the Indenture.

“Original Notes” means the Triple II 9.5% Fixed Rate Term Notes due June 5, 2035 of the Issuer in the initial Outstanding Principal Balance of $400,000,000, substantially in the form of Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 or Exhibit A-5 to the Indenture.

“Other Agreements” has the meaning set forth in Section 3.1 of each Note Purchase Agreement.

“Other Note Purchasers” has the meaning set forth in Section 3.1 of each Note Purchase Agreement.

“Other Prices” has the meaning set forth in Section 3.1 of each Note Purchase Agreement.

“Outstanding” means (a) with respect to the Notes of any class at any time, all Notes of such class theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Collection Account for such Notes; provided, that, if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.8 of the Indenture, written notice of such Redemption shall have been given and not rescinded as provided in Section 3.9 of the Indenture, or provision satisfactory to the Trustee shall have been made for giving such written notice, and, if Redemption does not occur, then this clause (ii) ceases to apply as of the date that was supposed to be the date of Redemption, (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of the Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer), or (iv) any such Notes held by (1) any Holder or Beneficial Holder that has not delivered to the Trustee a Confidentiality Agreement or a written certification to the Trustee in the form attached as Exhibit H to the Indenture in which it has certified that it is not a Restricted Party, (2) any Noteholder or Beneficial Holder that has delivered the written certification in subclause (1) above, but is nonetheless determined by the Issuer, or the Servicer on its behalf, to be a Restricted Party or (3) any other Non-Permitted Holder, the Issuer, the Equityholder, Theravance Biopharma or any Affiliate of any such Person; and (b) when used with respect to any other evidence of indebtedness, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Principal Balance” means, with respect to any Note or other evidence of indebtedness Outstanding, at any time of determination, the total principal amount of such Note or other evidence of indebtedness unpaid and Outstanding at such time, as determined in the case of the Notes in the Calculation Report to be provided to the Issuer (or the Servicer) and the Trustee by the Calculation Agent pursuant to Section 3.4 of the Indenture.

“Paying Agent” has the meaning set forth in Section 2.3(a) of the Indenture.

“Payment Date” means March 5, June 5, September 5 and December 5 of each year, commencing with June 5, 2020 and including the Final Legal Maturity Date, or, if any such date is not a Business Day, the immediately following Business Day.

“Permanent Regulation S Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Permitted Holder” means (a) the Transferor, (b) Theravance Biopharma, (c) the Issuer and (d) any Person (including the Noteholders) that has executed a Confidentiality Agreement and delivered such Confidentiality Agreement to the Registrar in accordance with the terms of the Indenture; provided, that a Restricted Party may not be a Permitted Holder.

“Permitted Lien” means (a) any lien for Taxes, assessments and governmental charges or levies not yet due and payable or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the relevant Person, (b) any Lien created in favor of the Trustee and (c) any other Lien created under or expressly permitted under the Transaction Documents (including any security interest created or required to be created under the Indenture, including in connection with the issuance of any Subordinated Notes and any Refinancing Notes).

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Placement Agent” means Cowen and Company, LLC.

“Plan” means (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title I of ERISA, (ii) a plan (within the meaning of Section 4975(e)(1) of the Code) subject to Section 4975 of the Code (including an individual retirement account or annuity) or (iii) an employee benefit plan subject to any Similar Laws.

“Plan Assets” has the meaning given to such term by Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor, but also includes assets of an employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Similar Laws.

“Pledge and Security Agreement” means that certain pledge and security agreement, dated as of the Closing Date, made by Theravance Biopharma R&D in favor of the Trustee.

“Premium” means, with respect to any Note on any Redemption Date, any Redemption Premium, if applicable, or, with respect to any Redemption Date, the portion of the Redemption Price of the Notes being redeemed in excess of the Outstanding Principal Balance of the Notes being redeemed.

“Price” has the meaning set forth in Section 3.1 of each Note Purchase Agreement.

“Priority of Payments” has the meaning set forth in Section 3.6(a) of the Indenture.

“Products” means Trelegy Ellipta, MABA, and any other product or combination of products that may be discovered and developed in the future under the portion of the GSK Agreements assigned to TRC LLC.

“PTE” has the meaning set forth in Section 4.3(b) of each Note Purchase Agreement.

“Purchase Price” has the meaning set forth in Section 2.2 of the Sale and Contribution Agreement.

“Purchaser” has the meaning set forth in Section 1.1 of each Note Purchase Agreement.

“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A.

“QIB/QP” has the meaning set forth in Section 2.1(b) of the Indenture.

“QPAM” has the meaning set forth in Section 4.3(e) of each Note Purchase Agreement.

“QPAM Exemption” has the meaning set forth in Section 4.3(e) of each Note Purchase Agreement.

“Qualified Purchaser” means a “qualified purchaser” under Section 2(a)(51)(A) of the Investment Company Act.

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Recharacterization Event” has the meaning set forth in Section 2.1(d) of the Sale and Contribution Agreement.

“Record Date” means, with respect to each Payment Date, the close of business on the fifteenth day preceding such Payment Date (without regard to whether such date is a Business Day) or, with respect to the date on which any Direction is to be given by the Noteholders, the close of business on the last Business Day prior to the solicitation of the Direction.

“Redemption” means any Optional Redemption and any other redemption of Notes described in Section 3.8(c) of the Indenture.

“Redemption Date” means the date, which may be any Business Day with respect to any Redemption in whole, or any Payment Date with respect to any Redemption in part, on which Notes are redeemed pursuant to a Redemption in each case on and after February 28, 2022.

“Redemption Percentage” means the percentage value set forth in the table in the definition of Redemption Price.

“Redemption Premium” means, in the case of any Subordinated Notes or Refinancing Notes, the amount, if any, specified in the Resolution and set forth in any indenture supplemental to the Indenture to be paid in the event of a Redemption of such Subordinated Notes or Refinancing Notes separately from the Redemption Price.

“Redemption Price” means (a) in respect of an Optional Redemption of the Original Notes, on any Redemption Date, an amount equal to (i) the product of (x) the applicable Redemption Percentage as set forth below and (y) the Outstanding Principal Balance of the Original Notes that are being redeemed on such Redemption Date, plus (ii) the accrued and unpaid interest to the Redemption Date on the Original Notes that are being redeemed:

Redemption Date	Redemption Percentage
From and including February 28, 2022 to and including February 27, 2023	105.000%
From and including February 28, 2023 to and including February 27, 2024	103.000%
From and including February 28, 2024 to and including February 27, 2025	101.000%
From and including February 28, 2025 and thereafter	100.000%

and (b) in respect of any Subordinated Notes or Refinancing Notes, the redemption price, if any, plus the accrued and unpaid interest to the Redemption Date on the Subordinated Notes or Refinancing Notes, as the case may be, established by or pursuant to a Resolution and set forth in any indenture supplemental to the Indenture providing for the issuance of such Notes or designated as such in the form of such Notes (any such Redemption Price in respect of any Subordinated Notes or Refinancing Notes may include a Redemption Premium, and such Resolution and indenture supplemental to the Indenture may specify a separate Redemption Premium).

“Reference Date” means, with respect to each Interest Accrual Period for any Floating Rate Notes, the day that is two Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days prior to the date of issuance of such Subordinated Notes or Refinancing Notes.

“Refinancing” has the meaning set forth in Section 2.15(a) of the Indenture.

“Refinancing Expenses” means all Transaction Expenses incurred in connection with an offering and issuance of Refinancing Notes.

“Refinancing Notes” means any class (or sub-class) of Notes issued by the Issuer under the Indenture at any time and from time to time after the Closing Date pursuant to Section 2.15 of the Indenture, the proceeds of which are used to refinance all, but not part, of the Outstanding Principal Balance of a class of Notes.

“Register” has the meaning set forth in Section 2.3(a) of the Indenture.

“Registrar” has the meaning set forth in Section 2.3(a) of the Indenture.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Relevant Calculation Date” has the meaning set forth in Section 3.4(a) of the Indenture.

“Relevant Information” means any information provided to the Trustee, the Calculation Agent or the Paying Agent in writing by any Service Provider retained from time to time by the Issuer pursuant to the Transaction Documents.

“Representatives” has the meaning set forth in Section 17.3 of each Note Purchase Agreement.

“Resolution” means a copy of a resolution certified by a Responsible Officer of the Issuer as having been duly adopted by the Issuer and being in full force and effect on the date of such certification.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, (b) with respect to the Transferor, any officer of the Transferor, and (c) with respect to the Issuer, any officer of the Issuer, any Manager or person designated by the governing body of a Manager as a Responsible Officer for purposes of the Transaction Documents.

“Restricted Party” means any of Almirall, AstraZeneca, Boehringer Ingelheim, Chiesi, Forest Laboratories, Innoviva, Merck, Mylan, Sarissa, Novartis, Sandoz, Teva and any other pharmaceutical or biotechnology company with a product either being developed or commercialized for the treatment of respiratory disease, and their respective Restricted Party Affiliates; provided, that Theravance Biopharma or any of its Affiliates shall not be deemed as a Restricted Party.

“Restricted Party Affiliate” means, with respect to any Person, any other Person, whether de jure or de facto, which directly or indirectly controls, is controlled by, or is under common control with, such Person, for so long as such control exists, where “control” means the decision-making authority as to such other Person, or with respect to the investment in the Notes by such other Person and, further, where such control will be presumed to exist where such other Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the Person.

“Restricted Period” means the Category 3 40-day distribution compliance period applicable to debt offerings of U.S. issuers not subject to the reporting requirements of the Exchange Act set forth in Regulation S.

“Restructuring” means a restructuring pursuant to which Theravance Biopharma R&D will transfer certain assets, including the equity interest in the Issuer and the Class B Units, directly or indirectly, to TBUS or US Sub without requiring consent of the Trustee or any Noteholder; provided, that any such restructuring will not materially and adversely impair the rights of the Noteholders under the Indenture.

“Retained Notes” means the Definitive Notes initially registered in the name of the Transferor that represent the Original Notes sold pursuant to Section 2.2 of the Sale and Contribution Agreement in reliance on an exemption from the registration requirements of the Securities Act and any other applicable securities laws, substantially in the form of Exhibit A-5 to the Indenture.

“Risk Retention Period” has the meaning set forth in Section 6.9 of the Sale and Contribution Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Sale and Contribution Agreement” means that certain sale and contribution agreement, dated as of the Closing Date, by and among Theravance Biopharma R&D, in its capacity as the Transferor thereunder, the Issuer, in its capacity as the Transferee thereunder, and Theravance Biopharma, solely with respect to Articles V and IX and Sections 6.7, 8.2, 8.3 and 8.4.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a rating agency, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Granting Clauses of the Indenture.

“Secured Parties” means each of the Noteholders and the Trustee.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations thereunder.

“Security Interest” means the security interest granted or expressed to be granted in the Collateral pursuant to the Granting Clauses of the Indenture and in the Issuer Pledged Collateral pursuant to the Pledge and Security Agreement.

“Senior Claim” has the meaning set forth in Section 10.1(a) of the Indenture.

“Senior Class of Notes” means (a) so long as any Original Notes (or any Refinancing Notes in respect of the Original Notes) are Outstanding, the Original Notes (or Refinancing Notes in respect of the Original Notes), or (b) if no Original Notes (or any Refinancing Notes in respect of the Original Notes) are Outstanding, the class or classes (or sub-class or sub-classes) of Subordinated Notes defined as such pursuant to the Resolution(s) and/or indenture(s) supplemental to the Indenture providing for the issuance of such Subordinated Notes.

“Senior Trustee” means the Trustee, acting in its capacity as the trustee of the Senior Class of Notes.

“Service Providers” means the Servicer, the Trustee, the Independent Managers, the Calculation Agent, the Transfer Agent, the Paying Agent, the Registrar, and any outside law firm, accounting firm or other consultant providing services to the Issuer.

“Servicer” means Theravance Biopharma US, in its capacity as the servicer pursuant to the Servicing Agreement and its permitted successors and assigns in such capacity.

“Servicer Termination Event” has the meaning set forth in Section 3.1(c) of the Servicing Agreement.

“Servicing Agreement” means that certain servicing agreement dated as of the Closing Date between the Issuer and the Servicer.

“Servicing Fee” has the meaning set forth in Section 2.1 of the Servicing Agreement.

“Set-off” means any set-off, off-set, rescission, counterclaim, reduction, deduction or defense.

“Similar Laws” means any federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code that govern governmental, church or foreign plans.

“Solicitation Notice” has the meaning set forth in Section 4.17(c) of the Indenture.

“Solicitation Period” has the meaning set forth in Section 4.17(c) of the Indenture.

“Source” has the meaning set forth in Section 4.3 of each Note Purchase Agreement.

“Spin-Off” means the spin-off of Theravance Biopharma from Theravance, Inc. as a separate and independent, publicly traded company through a pro rata dividend of Theravance Biopharma ordinary shares to Theravance, Inc.’s stockholders.

“Strategic Alliance Agreement” means the Strategic Alliance Agreement, dated March 30, 2004, by and between Innoviva and GSK, as amended from time to time.

“Subordinated Claim” has the meaning set forth in Section 10.1(a) of the Indenture.

“Subordinated Note Issuance” has the meaning set forth in Section 2.16(a) of the Indenture.

“Subordinated Notes” means any class (or sub-class) of Notes issued under the Indenture in such form as shall be authorized by a Resolution and set forth in any indenture supplemental to the Indenture in respect thereof pursuant to Section 2.16 of the Indenture and any Refinancing Notes issued to refinance the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the U.S. or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, escheat, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges, (b) liability for such a tax that is imposed by reason of United States Treasury Regulation Section 1.1502-6 or similar provision of Applicable Law and (c) liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts described in clause (a) or clause (b).

“TBUS” means Theravance Biopharma US, Inc, a Delaware corporation.

“Temporary Regulation S Global Note” has the meaning set forth in Section 2.1(b) of the Indenture.

“Theravance Biopharma” has the meaning set forth in the preamble to the Sale and Contribution Agreement.

“Theravance Biopharma R&D” means Theravance Biopharma R&D, Inc., a Cayman Islands exempted company.

“Theravance Biopharma US” means Theravance Biopharma US, Inc., a Delaware corporation.

“Transaction Documents” means the Indenture, the Notes, the Servicing Agreement, the Account Control Agreement, the Sale and Contribution Agreement, the Pledge and Security Agreement, the Note Purchase Agreements and each other agreement pursuant to which the Trustee (or its agent) is granted a Lien to secure the obligations under the Indenture or the Notes.

“Transaction Expenses” means the out-of-pocket expenses payable by the Issuer in connection with (a) the offering and sale of the Original Notes, including placement fees, any initial fees payable to Service Providers and the reasonable fees and expenses of each of the noteholders and their respective counsel in connection with the offering and issuance of the Original Notes, and (b) the offering and sale of any Subordinated Notes or any Refinancing Notes, including the reasonable fees and expenses of counsel in connection therewith, to the extent specified in the Resolution authorizing such offering and sale.

“Transfer Agent” has the meaning set forth in Section 2.3(a) of the Indenture.

“Transferee” has the meaning set forth in the preamble to the Sale and Contribution Agreement.

“Transferee Indemnified Party” has the meaning set forth in Section 8.1 of the Sale and Contribution Agreement.

“Transferor” has the meaning set forth in the preamble to the Sale and Contribution Agreement.

“Transferor Account” has the meaning set forth in Section 6.4(c) of the Sale and Contribution Agreement.

“Transferor Secured Amount” has the meaning set forth in Section 2.1(d) of the Sale and Contribution Agreement.

“Transferred Assets” has the meaning set forth in Section 2.1(a) of the Sale and Contribution Agreement.

“TRC LLC” means Theravance Respiratory Company, LLC, a Delaware limited liability company.

“TRC LLC Agreement” means the limited liability company agreement of TRC LLC, dated as of May 31, 2014, that governs the operations of TRC LLC.

“Trelegy Ellipta” means the combination of fluticasone furoate, umeclidinium, and vilanterol in a single ELLIPTA® inhaler.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank National Association, a national banking association, as the initial trustee of the Notes under the Indenture, and any successor appointed in accordance with the terms of the Indenture.

“Trustee Closing Account” means the account of the Issuer maintained with the Trustee at U.S. Bank National Association, ABA No. 091000022, Account No. 173103321092, Reference: Triple Royalty Notes Collection Acct

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“UMEC” means the long-acting muscarinic antagonist umeclidinium bromide or an ester, salt or other noncovalent derivative thereof.

“United States Treasury” means the U.S. Department of the Treasury.

“US Sub” means a Delaware corporation wholly owned by TBUS.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“U.S. Credit Risk Retention Rules” has the meaning set forth in Section 1.1 of the Sale and Contribution Agreement.

“U.S. Person” means a U.S. person within the meaning of Regulation S.

“VI” means the long-acting beta2 agonist vilanterol or an ester, salt or other noncovalent derivative thereof.

“VI Monotherapy” means (a) VI, solely as a monotherapy (i.e., excluding VI in combination with any one or more other therapeutically active component(s)), and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems, in each case, with respect to only VI solely as a monotherapy (i.e., excluding VI in combination with any one or more other therapeutically active component(s)).

“Voluntary Bankruptcy” means (a) an admission in writing by the Issuer of its inability to pay its debts generally or a general assignment by the Issuer for the benefit of creditors, (b) the filing of any petition or answer by the Issuer seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of the Issuer or its debts under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar Applicable Law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such Applicable Law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for the Issuer or for any substantial part of its property, or (c) limited liability company action taken by the Issuer to authorize any of the actions set forth in clause (a) or clause (b) above.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.